UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, the Board of Directors (the “Board”) of Henry Schein, Inc. (the “Company”) appointed Carol Raphael to serve on the Board, effective immediately.

From 1989 to 2011, Ms. Raphael served as the President and Chief Executive Officer of the Visiting Nurse Service of New York (“VNSNY”). Prior to joining VNSNY, Ms. Raphael held executive positions at Mt. Sinai Medical Center and in New York City government. Currently, Ms. Raphael is an Advanced Leadership Fellow at Harvard University. Ms. Raphael serves on the boards of the Primary Care Development Corporation, Pace University, the Medicare Rights Center and the New York City Citizens Budget Commission.

There is no arrangement or understanding between Ms. Raphael and any other person pursuant to which Ms. Raphael was appointed as a director, and there are no related party transactions involving Ms. Raphael that are reportable under Item 404(a) of Regulation S-K.

On August 17, 2012, the Company issued a press release announcing Ms. Raphael’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release issued by Henry Schein, Inc. on August 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.
(Registrant)

Date: August 17, 2012	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit

99.1             Press Release issued by Henry Schein, Inc. on August 17, 2012.